Dec. 6, 2016

Contacts:
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(206) 304-0008
newsroom@alaskaair.com

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(206) 392-5656
Lavanya.Sareen@alaskaair.com

Justice Department Clears Alaska Air Group’s Acquisition of Virgin America

SEATTLE — The Antitrust Division of the United States Department of Justice (DOJ) today completed its review and approved Alaska Air Group’s (NYSE: ALK) acquisition of Virgin America (NASDAQ: VA). Alaska Air Group is the parent company of Alaska Airlines, Inc. and Horizon Air Industries, Inc.

“We couldn’t be more excited about receiving DOJ clearance for our merger with Virgin America,” said Alaska Air Group Chairman and CEO Brad Tilden. “With this combination now cleared for take-off, we’re thrilled to bring these two companies together and start delivering our low fares and great service to an even larger group of customers.”

Alaska was not required to divest any assets as a condition of DOJ clearance.

Alaska did agree to implement limited changes to its codeshare agreement with American Airlines. The majority of Alaska and American codeshare flights will remain intact. The DOJ did not require changes to any other agreements between Alaska and American, including interline or reciprocal loyalty agreements, or any of Alaska’s other airline partnerships.

The company plans to close the transaction in the very near future, taking into account the lawsuit filed by private plaintiffs in U.S. District Court in San Francisco. Lawsuits of this kind are not uncommon with mergers. The company believes the plaintiffs’ claims are without merit and plans to defend its acquisition of Virgin America accordingly.

“We remain confident in the merits of this transaction,” Tilden said. “The expanded West Coast presence and larger customer base create an enhanced platform for growth, which is good for investors, employees and especially customers – who benefit from more choices, increased competition and low fares.”

Alaska Airlines, together with its regional partners, flies 32 million customers a year to more than 110 cities with an average of 970 daily flights throughout the United States, Canada, Costa Rica, Mexico and soon Cuba. With Alaska’s global airline partners, customers can earn and redeem miles to more than 800 destinations worldwide. Onboard, customers are invited to make the most of their flight with amenities like power outlets at every seat, streaming entertainment direct to their device, Wi-Fi and an inspired food and beverage selection featured on most flights. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North American Airline Satisfaction Study for nine consecutive years from 2008 to 2016. Alaska Airlines Mileage Plan also ranked “Highest in Customer Satisfaction with Airline Loyalty Rewards Programs” in the J.D. Power Airline Loyalty/Rewards Program Satisfaction Report for the last three consecutive years. Alaska Airlines is a subsidiary of Alaska Air Group (NYSE: ALK). Learn more on the airline’s newsroom, blog, alaskaair.com, @AlaskaAir, facebook.com/alaskaairlines and linkedin.com/company/alaska-airlines.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking information about Alaska Airlines and the proposed transaction with Virgin America. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "likely," "should," "project," "could," "plan," "goal," "potential," "pro forma," "seek," "estimate," "intend" or "anticipate" or the negative thereof, and may include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions and statements about the future performance, operations, products and services of Alaska Airlines and/or Virgin America. Alaska Airlines cautions readers not to place undue reliance on these statements. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements. Such risks and uncertainties include: the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the transaction or the possibility of non-consummation of the transaction; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the contemplated transaction may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; risks inherent in the achievement of anticipated synergies and the timing thereof; risks related to the disruption of the transaction to Virgin America and its management; the effect of announcement of the transaction on Virgin America's ability to retain and hire key personnel and maintain relationships with suppliers and other third parties; labor costs and relations, general economic conditions, increases in operating costs including fuel, inability to meet cost reduction goals, an aircraft accident, and changes in laws and regulations. These risks and others are described in greater detail in Alaska Air Group’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015, as well as in other documents filed by Alaska Air Group with the SEC after the date thereof. Alaska Air Group makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
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